EXHIBIT INDEX

(a)(4)    Articles of Amendment dated Nov. 14, 2002.

(d)(1) Investment Management Services Agreement between Registrant and American Express Financial Corporation, dated December 1, 2002.

(i) Opinion and consent of counsel as to the legality of the securities being registered.

(j)       Independent Auditors' Consent.

(q)(1) Directors' Power of Attorney to sign Amendments to this Registration Statement, dated Jan. 8, 2003.